PURCHASE AGREEMENT

This Agreement is made as of the 30th day of November, 2005.

Between:

      DR. SOHAIL KHATTAK, medical doctor, and
      with an office at 220 Dundas Street West, Whitby, Ontario L1N 8M7 (herein called the "Vendor")
      Of the First Part

And:

      HOLMES HERBS, INC.
      A State of Nevada company with offices at 8655 Ease Via De Ventura, Suite G-200, Scottsdale, Arizona 85258 (herein called the "Purchaser")
      Of the Second Part

WHEREAS:

The Vendor has developed a business plan and has certain industry contacts relating to the clinical drug research and development business;

The Vendor has agreed to sell and transfer 100% of the business plan to the Purchaser, on the terms and conditions hereinafter contained.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of ten dollars ($10) paid to Vendor, plus the representations, warranties, covenants and agreements herein (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties agree as follows:


1.    DEFINITIONS

1.1 "Business Plan" means the Vendors business plans and industry contacts relating to clinical research services and drug development.

1.2 "Qualia Nevada" means a State of Nevada company incorporated by the Purchaser for the purpose of carrying out the Business Plan. Prior to Closing, the share structure of Qualia Nevada will consist of twenty million (20,000,000) common shares issued to the Purchaser at a value of $.001 per share.


2.    PURCHASE AND SALE

2.1 The Vendor hereby agrees to sell, transfer and assign 100% of the Business Plan to the purchaser at Closing, for the Purchase Price, subject to the terms and conditions of this Agreement.


3.    PURCHASE PRICE

3.1 The Purchase price shall be fifteen million (15,000,000) common shares (the "Shares") of Qualia Nevada, seven million five hundred thousand (7,500,000) issued to the Vendor at Closing and seven million five hundred thousand (7,500,000) authorized at Closing and issued at the Vendor's discretion after Closing, all at a deemed value of $.001 per share, subject to the terms and conditions of this Agreement.


4.    MANAGEMENT OF QUALIA NEVADA

4.1 The parties agree that the management of Qualia Nevada at Closing will be:

      -   Dr. Sohail Khattak, Presdent, President and Director
      -   John Metcalfe, CFO and Director

      The President may appoint one additional person to become a director and officer of Qualia Nevada at some time after Closing.


5.    FINANCING

5.1 Purchaser covenants and agrees to provide one million five hundred thousand ($1,500,000) in financing for Qualia Nevada during the six month period following Closing.

5.2 Purchaser will use best efforts to provide any additional financing for Qualia Nevada required to implement the Business Plan. The parties acknowledge that the timing and funding of these items may be subject to market forces and successful initial operations.


6.    CLOSING

6.1 The closing of this Purchase Agreement shall take place upon execution of this Agreement.


7.    REPRESENTATIONS AND WARRANTIES

7.1   The Vendor represents and warrants to the Purchaser that:

      a) The Vendor owns 100% of the Business Plan, free and clear of encumbrances;

      b) There are no actions, suits, proceedings, judgments or executions pending or threatened against or affecting the Vendor.

      c) the execution and delivery of this Agreement and any of the agreements referred to or contemplated herein, will not conflict with or result in the breach of any agreement to which the Vendor is a party.

7.2   The Purchaser represents and warrants to Vendor that:

      a) Qualia Nevada is duly incorporated, organized and validly subsisting under the laws of the State of Nevada;

      b) The Purchaser has obtained board of director approval and all corporate authorizations for the execution and performance of this Agreement and any agreements referred to or contemplated herein;

      c) The execution and delivery of this Agreement and any of the agreements referred to or contemplated herein, will not conflict with or result in the breach of any agreement to which it is a party, nor violate or result in the breach of the laws of any applicable jurisdiction.


8.    GENERAL COVENANTS

8.1 Independent Advice - All parties acknowledge that they have been advised to obtain and have obtained independent legal advice with respect to this Agreement and that they have not relied in any way upon advice or representations relating to this Agreement made by any other party.

8.2 Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

8.3 Currency - All dollar amounts in this Agreement and Schedules are in United States currency.

8.4 Severability - Should any provision in this Agreement be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, such provision may be modified by such court in compliance with the law and, as modified, enforced. All other terms and conditions of this Agreement shall remain in full force and effect and shall be construed as if such illegal, invalid or unenforceable provision had not been contained in this Agreement.

8.5 Compliance with Laws and Regulations - The Vendor and Purchaser will comply with all applicable government laws, regulations and ordinances.

8.6 Arbitration - If any difference or dispute shall arise between any of the parties in respect to any matter in this Agreement, such dispute or matter shall be arbitrated or submitted to arbitration under and pursuant to the Commercial Arbitration Act of Nevada, and shall hear and dispose of the dispute in such manner as the arbitrator, in his discretion, shall determine. The decision of the Arbitrator shall be rendered in writing with all reasonable speed and shall be final and binding upon such parties involved.

8.7 Amendment/Waiver - No amendment or modification of this Agreement shall be in effect unless set forth in writing executed by the parties' authorized representatives. No waiver of any provision of this Agreement shall be effective unless it is set forth in writing which refers to the provisions so waived and the instrument in which provision is contained and is executed by an authorized representative of the party waiving its rights.

8.8 Counterpart Execution - This Agreement may be executed in as many counterparts as may be necessary and each of which so signed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date set forth above.


IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


SIGNED, SEALED AND DELIVERED by            )
HOLMES HERBS, INC.                         )
in the presence of:                        )
                                           )
                                           )    c/s
                                           )
/s/ John Metcalfe                          )
----------------------------------------
Authorized Representative


SIGNED AND DELIVERED by                    )
DR. SOHAIL KHATTAK                         )
in the presence of:                        )
                                           )
                                           )
                                           )
/s/ Christine Dermeil                            /s/SohailKhattak
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Witness                                         Dr. Sohail Khattak